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                                                                    EXHIBIT 10.2
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                       ANTHONY & SYLVAN POOLS CORPORATION
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                       1999 LEVERAGED STOCK PURCHASE PLAN
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1.       PURPOSE

         The purpose of this Plan is to advance the long-term interests of Anthony & Sylvan Pools Corporation by (i) motivating directors and executive personnel by means of long-term incentive compensation, (ii) furthering the identity of interests of participants with those of the shareholders of the Corporation through the ownership and performance of the Stock of the Corporation and (iii) permitting the Corporation to attract and retain directors and executive personnel upon whose judgment the successful conduct of the business of the Corporation largely depends. Toward this objective, the Committee may grant selected executives and directors (i) the right to purchase Stock of the Corporation financed by loans arranged by, and guaranteed by, the Corporation, (ii) long-term incentive awards payable in cash in amounts sufficient to repay said loans, and (iii) stock options under the Anthony & Sylvan Pools Corporation 1999 Long-Term Incentive Plan (the "Long-Term Incentive Plan") contingent on participation in said leveraged stock purchase plan, on the terms and subject to the conditions set forth in the Plan.


2.       DEFINITIONS

         2.1 "Administrative Policies" means the administrative policies and procedures adopted and amended from time to time by the Committee to administer the Plan.

         2.2 "Award" means any form of Stock Purchase Opportunity (as defined in Section 8) or long-term incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

         2.3 "Award Agreement" means a written agreement with respect to an Award between the Corporation and a Participant establishing the terms, conditions, restrictions and limitations applicable to an Award. To the extent an Award Agreement is inconsistent with the terms of the Plan, the Plan shall govern the rights of the Participant thereunder.

         2.4      "Board" means the Board of Directors of the Corporation.

         2.5 "Change in Control" shall mean the first to occur of the following events: (i) when any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Corporation and any employee benefit plan sponsored or maintained by the Corporation (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Corporation representing more than fifty percent (50%) of the combined voting power of the Corporation's then outstanding securities; or (ii) the completion of a transaction requiring shareholder approval for the acquisition of substantially all of the stock or assets of the Corporation by an entity other than the Corporation or any merger of the Corporation into another company and the Corporation is not the surviving company. Notwithstanding anything else in this Plan, "Change in Control" shall not include any change for reasons of bankruptcy, insolvency or otherwise for the benefit of the Corporation's creditors

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         2.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.7 "Committee" means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan under
Section 3 hereof.

         2.8 "Corporation" means Anthony & Sylvan Pools Corporation, an Ohio corporation.

         2.9 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.10 "Interest Loan" means a loan pursuant to Section 8(c) hereof.

         2.11 "Key Employee" means an employee of the Corporation who holds a position of corporate vice-president or higher.

         2.12 "LTI Award" means a Long-Term Incentive Award granted pursuant to
Section 8(d) hereof.

         2.13 "Participant" means any individual to whom an Award has been granted by the Committee under this Plan.

         2.14 "Plan" means the Anthony & Sylvan Pools Corporation 1999 Leveraged Stock Purchase Plan.

         2.15 "Stock" means Common Stock, no par value, of the Corporation.

         2.16 "Stock Exchange" means the Nasdaq SmallCap Market or, if the Stock is no longer traded on the Nasdaq SmallCap Market, then such other market price reporting system on which the Stock is traded or quoted designated by the Committee after it determines that such other exchange is both reliable and reasonably accessible.

         2.17 "Stock Purchase Opportunity" means an opportunity to purchase Stock of the Corporation as set forth in Section 8 hereof.


3.       ADMINISTRATION

         The Plan shall be administered under the supervision of a Committee composed of not less than three individuals selected by the Board. Members of the Committee shall serve at the pleasure of the Board, and may resign by written notice filed with the Chief Executive Officer or the Secretary of the Corporation.

         A vacancy in the membership of the Committee shall be filled by the appointment of a successor member by the Board. Until such vacancy is filled, the remaining members shall constitute a quorum and the action at any meeting of a majority of the entire Committee, or an action unanimously approved in writing, shall constitute action of the Committee. Subject to the express provisions of this Plan, the Committee shall have conclusive authority to construe and interpret the Plan, any Award Agreement entered into hereunder and to establish, amend and rescind Administrative Policies for the administration of this Plan and shall have such additional authority as the Board may from time to time determine to be necessary or desirable.


4.       ELIGIBILITY



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         Any Key Employee or Director of the Corporation is eligible to become a
Participant in the Plan.


5.       SHARES AVAILABLE

         Shares of Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares. The maximum number of shares of Stock available for grant of Awards under the Plan of Stock Purchase Opportunities shall be equal to the aggregate of the Stock Purchase Opportunities granted to each Participant determined in accordance with Section 8(b) of this Plan.

6.       TERM

         The Plan shall become effective as of December 28, 1999 and shall continue in effect until terminated by the Board, at which time all outstanding Awards shall remain outstanding in accordance with their applicable terms and conditions.


7.       PARTICIPATION

         The Committee shall select Participants from those Key Employees and Directors of the Corporation who, in the opinion of the Committee, can further the Plan's purposes and the Committee shall determine the type or types of Awards to be made to the Participant. The terms, conditions, and restrictions of each Award shall be set forth in an Award Agreement.


8.       STOCK PURCHASE OPPORTUNITIES

         (a) Grants. Awards may be granted in the form of Stock Purchase Opportunities. Stock Purchase Opportunities shall represent the right of a Participant to acquire Stock of the Corporation, which right shall expire on December 28, 1999 (the "Acceptance Date"). The Stock to be acquired will be sold by the Corporation to the Participant and may represent Treasury shares of the Corporation or shares acquired by the Corporation on the open market.

         (b) Terms and Conditions of Stock Purchase Opportunities The maximum amount of a Stock Purchase Opportunity that may be granted to a Participant shall be equal to that amount of Stock of the Corporation having a fair market value equal to (i) in the case of a Participant who is a Key Employee, 200% of the base salary of such Participant and (ii) in the case of a Participant who is a Director, 400% of the annual retainer of such Director. A Stock Purchase Opportunity shall be exercisable by the Participant only on the Acceptance Date. The exercise price of such Stock Purchase Opportunity shall be equal to the average of the closing prices for the Corporation's Stock for the 20 business days preceding the Acceptance Date. A Participant shall inform the Corporation on the Acceptance Date whether, and to what extent, the Participant will purchase Stock under the Stock Purchase Opportunity.

         (c) Loans Relating to Stock Purchase Opportunities. If a Participant shall decide to incur a loan to acquire Stock under the Stock Purchase Opportunity, and if such loan shall be provided by National City Bank (or any affiliate thereof), the Corporation shall guarantee such loan. The terms of such loan shall be determined by the Participant and the lender. The Corporation shall loan to the Participant sufficient amounts to pay any interest accruing on the loan during the first five years of the loan ("Interest Loans"). Such Interest Loans shall accrue interest at the "applicable federal rate" as established under the Code and the principal amount of the Interest Loan (plus all accrued interest) shall be due and payable by the Participant five years from the Acceptance Date.



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         (d) Long-Term Incentive Award.

                  (i) The Corporation shall make a Long-Term Incentive Award ("LTI Award") to any Participant who exercises a Stock Purchase Opportunity. The LTI Award shall be equal to the value of the Stock acquired by the Participant under the Stock Purchase Opportunity, plus the amount of any Interest Loan (including, for this purpose, any accrued interest on the Interest Loan). In the event that a Participant acquires Stock under the Stock Purchase Opportunity but does not incur a loan in connection therewith, the amount of the LTI Award shall be equal to the value of the Stock acquired by the Participant under the Stock Purchase Opportunity, plus the amount of interest that would have been incurred by such Participant had a loan been incurred for such acquisition (assuming for this purpose that the interest rate on any such loan would have been at the Prime Rate established from time to time by National City Bank). In all cases where interest is taken into account for purposes of an LTI Award, such interest shall be calculated through the date that the LTI Award is paid.

                  (ii) The LTI Award shall be payable in cash (if the Stock price targets set forth herein are achieved), shall be subject to all applicable withholding, and shall be used first by the Participant to repay any National City Bank loan that is guaranteed by the Corporation, and then to reduce the balance of any Interest Loan (unless the Participant shall have otherwise arranged to repay such loans). To the extent the LTI Award exceeds the principal and any accrued interest on such loans, the Participant shall be entitled to retain such LTI Award.

                  (iii) The terms of the LTI Award shall provide that (i) no payment shall be made pursuant to such Award during the two years following the Award, (ii) one-third of the LTI Award shall be paid during the period commencing 24 months after the Acceptance Date and ending 36 months after such Date if the Stock price achieves an average of $20 for a twenty-business-day period during such period, (iii) if the Stock price achieves an average of $24 for a twenty-business-day period during the period commencing 36 months after the Acceptance Date and ending 48 months after such Date, either one-third of the LTI Award shall be paid at such time (if a payment was made under clause
(ii) of this paragraph) or two-thirds of the LTI Award shall be paid at such time (if a payment was not made under clause (ii) of this paragraph), and (iv) if the Stock price achieves an average of $28 for a twenty-business-day period during the period commencing 48 months after the Acceptance Date and ending 60 months after such Date, the full LTI Award shall be paid out to the Participant, less any prior payments under clauses (ii) or (iii) of this paragraph. Any payments of the LTI Award shall be made within 15 days after achievement of the Stock price targets set forth herein.

         (e) Special Loans and Additional LTI Awards. In the event (i) a Participant purchased Stock (other than pursuant to this Plan or the Long-Term Incentive Plan) subsequent to August 11, 1999, and prior to the Acceptance Date, and (ii) elects to have such purchase counted as a purchase of stock for purposes of this subsection (e), the Corporation shall make an Additional LTI Award to such Participant with respect to such prior purchase on terms and conditions similar to those set forth in paragraph (d), provided that (i) such Additional LTI Award will be made only to the extent such Participant otherwise acquires Stock in connection with a Stock Purchase Opportunity granted hereunder. and (ii) the aggregate of the values of the LTI Award and Additional LTI Award granted to any Participant may not exceed the dollar limits set forth in Section 8(b) of this Plan. The operation of this Section 8(e) shall be illustrated by the following example. Assume the Participant acquired $60,000 of Stock in September, 1999 at a price of $6 per share. Assume the Participant is granted a Stock Purchase Opportunity with respect to $240,000 of Stock in December, 1999. If the Participant acquires no shares under the Stock Purchase Opportunity, he will be granted no LTI Award and no Additional LTI Award. If the Participant acquires $30,000 of Stock under the Stock Purchase Opportunity, he will be granted (i) an LTI Award with a value of $30,000, (ii) an Additional LTI Award with a value of $30,000 and (iii) an interest factor with respect to the $30,000 Additional LTI Award. If the Participant acquires $100,000 of Stock under the Stock Purchase Opportunity, he will be granted (i) an LTI award with a value of $100,000, (ii) an Additional LTI Award with a value of $60,000, and
(iii) an interest factor with respect to the $60,000



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Additional LTI Award. The interest factor with respect to an Additional LTI
Award shall be based on the prime rate established from time to time by National City Bank.

         (f) Deferral of LTI Awards. In the event an LTI Award exceeds the amount of Participant loans required to be repaid, or in the event the Participant otherwise arranges for the repayment of such loans, the Participant may elect to defer such LTI Award pursuant to the terms of the Corporation's Deferred Compensation Plan for Employees and Directors.


9.       STOCK OPTIONS

         (a) Grants. Stock options under the Long-Term Incentive Plan will be granted to any Participant who exercises a Stock Purchase Opportunity. Stock options will be non-statutory stock options (i.e., stock options that are not incentive stock options under section 422 of the Code). The amount of Stock covered by such stock options will be equal to one-half of the number of shares acquired by the Participant pursuant to the Stock Purchase Opportunity (or acquired otherwise by the Participant subsequent to August 11, 1999 to the extent such shares are taken into account in determining an Additional LTI Award under Section 8(e)), provided that no more than 175,000 shares of Stock shall be subject to options granted in connection with this Section 9(a). In the event that application of the "one-half formula" would result in more than 175,000 shares being subject to options hereunder, the number of options shall be reduced pro-rata for all Participants. Such options shall be granted simultaneously with the purchase of shares pursuant to the Opportunity.

         (b) Terms and Conditions of Options. An option granted under paragraph
(a) shall be exercisable to the extent of 40% of the number of covered shares after two years from the grant of such option; 60% after three years from the date of such grant; 80% after four years from the date of such grant; and 100% after five years from the date of such grant; provided, however, that no stock option shall be exercisable more than ten years after the date of grant thereof. The option exercise price shall be established by the Committee, and shall be equal to the greater of the price paid by the Participant for the Stock pursuant to the Stock Purchase Opportunity or the closing price of the Stock on the Acceptance Date.

         (c) Cancellation of Option. In the event a Participant sells any Stock that was acquired upon exercise of a Stock Purchase Opportunity before holding such Stock for five years, the Corporation shall cancel a pro-rata portion (as provided in the subsequent sentence) of any vested or unvested stock option granted pursuant to this Section. The number of shares as to which such option shall be cancelled shall equal one-half of the number of shares of Stock sold by the Participant (or, in the event a pro-ration of options was required under Section 9(a), such lesser number as would be appropriate to reflect such pro-ration in the determination of the Committee).

         (d) Additional Terms and Conditions. The Committee may establish such other terms, conditions, restrictions and/or limitations, if any, on any stock option, provided they are not inconsistent with the Plan or the Long-Term Incentive Plan.




10.      TERMINATION OF EMPLOYMENT

         If a Participant ceases employment with (or ceases to render services as a director to) the Corporation on account of the Participant's death, the LTI Award (which, for purposes of this section, shall include any Additional LTI


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Award) shall continue in effect and any amounts that subsequently become payable thereunder shall be paid to the beneficiary designated by the Participant.

         If a Participant ceases employment with (or ceases to render services as a director to) the Corporation for any reason other than death, all rights to any LTI Award awarded to such Participant shall terminate, the Corporation's guarantee of any loans related to such Participant described in Section 8(c) (or
Section 8(e)) shall terminate, and the Interest Loans to such Participant described in Section 8(d) (or Section 8(e)) shall be immediately due and payable by the Participant.


11.      ASSIGNMENT AND TRANSFER

         The rights and interests of a Participant under the Plan may not be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.


12.      WITHHOLDING TAXES

         The Corporation shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment tax required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable Administrative Policies it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Stock due as a result of such Award, or by permitting the Participant to deliver to the Corporation shares of Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.


13.      REGULATORY APPROVALS AND LISTINGS

         Notwithstanding anything contained in this Plan to the contrary, the Corporation shall have no obligation to issue or deliver certificates of Stock pursuant to any stock option or Stock Purchase Opportunity prior to (a) the obtaining of any approval from any governmental agency which the Corporation shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the Stock Exchange and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.


14.      NO RIGHT TO CONTINUED EMPLOYMENT OR GRANTS

         Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Corporation. The Corporation reserves the right to terminate the employment of any Key Employee at any time. The adoption of this Plan shall not be deemed to give any Key Employee or any other individual any right to be selected as a Participant, to be granted any Awards hereunder or if granted an Award in any year, to receive Awards in any subsequent year.


15.      AMENDMENT



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         The Committee may suspend or terminate the Plan at any time. In addition, the Committee may, from time to time, amend the Plan in any manner, provided that no such amendment shall adversely affect any outstanding Award


16.      GOVERNING LAW

         The Plan shall be governed by and construed in accordance with the laws of the State of Ohio, except as preempted by applicable Federal law.


17.      CHANGE IN CONTROL

         In the event of a Change In Control, all restrictions and conditions, if any, previously established with respect to LTI Awards and Additional LTI Awards will conclusively be deemed to have been satisfied and fulfilled and Participants shall be entitled to receive cash payments in the full amount of such Awards (subject to applicable withholding) pursuant to the procedures set forth in Section 8(d).


18.      NO RIGHT, TITLE, OR INTEREST IN CORPORATION ASSETS

         To the extent any person acquires a right to receive payments from the Corporation under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Corporation.


19.      TREATMENT OF DIVIDENDS

         To the extent any dividends are paid to a Participant in connection with Stock acquired pursuant to a Stock Purchase Opportunity (or in connection with Stock acquired pursuant to a stock option granted under Section 9 hereof), the Participant shall be obligated to use such dividends to repay any loans that the Corporation has guaranteed pursuant to Section 8(c) hereof. In the event the Participant fails to make such repayment, the Corporation shall be entitled to take appropriate steps including, but not limited to, withholding an equivalent amount from the Participant's salary or retainer payments and utilizing such amounts to repay the Participant's loans or any Interest Loans.



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